SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C /A
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. 1 )

Check the appropriate box:

☒  Preliminary information statement
☐  Confidential, for use of the Commission only (as permitted by Rule
14c-6(d)(2))
☐  Definitive information statement

Material Technologies, Inc.
(Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒  No fee required

☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)           Amount previously paid:
(2)           Form, schedule or registration statement no.:
(3)           Filing party:
(4)           Date filed:

MATERIAL TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF MATERIAL TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of Material Technologies, Inc., a Delaware corporation, that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the “Written Consent”) has been executed to be effective 20 days from the date of mailing this Information Statement to you.  The Written Consent authorizes the following corporate actions:

1.           The election of three Directors for a term of one year or until their successors are duly elected and qualified;

2.           The ratification of our current capitalization of: 600,000,000 shares of Class A common stock; 600,000 shares of Class B common stock; and 50,000,000 shares of preferred stock;

3.           The authorization to amend our Articles of Incorporation in order to increase our authorized shares of Class A common stock from 600,000,000 to 1,500,000,000;

4.           The authorization to amend our Articles of Incorporation to effect a one for 1,000 reverse stock split;

5.           The authorization to amend our Articles of Incorporation to change our name to Matech Corp.;

6.           The authorization of our Stock Option Plan; and

7.           The ratification of the appointment of Gruber & Co. LLC as our independent public accountants for the fiscal year ending December 31, 2007.

Because execution of the Written Consent was assured, our Board of Directors believes it would not be in the best interests of our company and our stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions.  Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of common stock held of record by them.

The Board of Directors has fixed the close of business on July 28, 2008 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement.  This Information Statement is being mailed on or about August 11, 2008 to all stockholders of record as of the Record Date.  Under Delaware law, stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the matters being authorized herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MATERIAL TECHNOLOGIES, INC.
11661 San Vicente Boulevard, Suite 707
Los Angeles, CA  90049

INFORMATION STATEMENT ON SCHEDULE 14C

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of outstanding common stock beneficially owned as of the date hereof by (i) each of our directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each other person who is known by us to own beneficially more than 5% of our common stock based upon 186,828,995 shares of Class A common stock outstanding.

Name and Address of Beneficial Owners[1]	Class A Common Stock		Class B Common Stock
	Amount and Nature of Beneficial Ownership	Percent Ownership of Class[2]	Amount and Nature of Beneficial Ownership	Percent Ownership of Class
Robert M. Bernstein, President, CEO, CFO, and Director	400,767,177[3]	68.29%	597,000[4]	99.5%
William Berks, Vice President and Director	2,710,048[5]	1.45%	0	0%
Joel R. Freedman, Secretary and Director	3,700,501[6]	1.98%	0	0%

1  C/o our address, 11661 San Vicente Blvd., Suite 707, Los Angeles, CA 90049, unless otherwise noted.
2   Except as otherwise indicated, we believe that the beneficial owners of common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
3    Includes 30,000,000 options to purchase shares of Class A common stock at $0.011 per share expiring on April 22, 2018; 70,000,000 options to purchase shares of Class A common stock at $0.007 per share expiring on May 6, 2018; and 300,000,000 options to purchase shares of Class A common stock at $0.00462 per share expiring on May 23, 2008.
4  Each share of Class B common stock has 2,000 votes on any matter which is brought for shareholders vote.  As a result, Mr. Bernstein holds 1, 194,000,000 votes represented by the Class B common stock, and 89.25% of the overall votes.
5    Includes 200,000 options to purchase shares of Class A common stock at $0.011 per share expiring on April 30, 2016.
6    Includes 200,000 options to purchase shares of Class A common stock at $0.011 per share expiring on April 30, 2016.

Marybeth Miceli, Chief Operating Officer	2,237,501[7]	1.19%	0	0%
Brent Phares, Chief Engineer	3,513,334[8]	1.89%	0	0%
All executive officers and directors as a group (five persons)	412,928,561	70.27%	597,000	99.5%
UTEK Corporation 2109 Palm Avenue Tampa, FL 33605	17,821,937	9.54%	0	0%

ELECTION OF DIRECTORS

Three Directors were elected for the ensuing year or until their successors are duly elected and qualified.

Name	Age
Robert M. Bernstein	74
William Berks	77
Joel R. Freedman	47

The consent of a majority of our voting shares was given for the election of the directors listed above.

DIRECTORS AND EXECUTIVE OFFICERS

Robert M. Bernstein, President, CEO, Chief Financial Officer, and Director.  Mr. Bernstein received a Bachelor of Science degree from the Wharton School of the University of Pennsylvania in 1956.  From August 1959 until his certification expired in August 1972, he was a Certified Public Accountant licensed in Pennsylvania.  From 1961 to 1981, he was a consultant specializing in mergers, acquisitions, and financing.  From 1981 to 1986, Mr. Bernstein was Chairman and Chief Executive Officer of Blue Jay Enterprises, Inc. of Philadelphia, Pennsylvania, an oil and gas exploration company.  In December 1985, Mr. Bernstein formed a research and development partnership for our company, funding approximately $750,000 for research on the Fatigue Fuse.  In October 1988, Mr. Bernstein became our President, CEO, Chief Financial Officer, and Director.

Joel R. Freedman, Secretary and Director.  From October 1989 and continuing through the present, Mr. Freedmen has been our Secretary and a Director.  From 1983 through 1999, Mr. Freedmen was President of Genesis Advisors, Inc., an investment advisory firm in Bala Cynwyd, Pennsylvania.  From January 2000 through December 2002, Mr. Freedmen was a Senior Vice President of PMG Capital Corp., a securities brokerage and investment advisory firm in West Conshohocken, Pennsylvania.  From December 2002 and continuing through the present, Mr. Freedmen has been Senior Vice President of Wachovia Securities, LLC, a securities brokerage and investment advisory firm in Conshohocken, Pennsylvania.

7    Includes 200,000 options to purchase shares of Class A common stock at $0.011 per share expiring on April 30, 2016.
8    Includes 200,000 options to purchase shares of Class A common stock at $0.011 per share expiring on April 30, 2016.

William Berks, Vice President and Director.  Mr. Berks joined us as our Vice President and Director in June 1997.  Mr. Berks holds six patents and has over 30 years experience in spacecraft mechanical systems engineering.  Mr. Berks has a Bachelor of Science in Aeronautical Engineering and a Master of Science in Applied Mechanics from Polytechnic Institute of New York, as well as a Master of Science in Industrial Engineering from Stevens Institute of Technology.  Prior to joining us, Mr. Berks was with TRW Incorporated for 26 years in a variety of management positions, where his duties included flight hardware fabrication and testing and where he was responsible for overseeing 350 employees.

Marybeth Miceli, Chief Operating Officer.  Ms. Miceli has over 12 years experience in nondestructive evaluation and testing of civil infrastructure.  Ms. Miceli joined us as our Chief Operating Officer in July 2007.  From June 2005 through August 2007, Ms. Miceli was Director of Marketing for Sam Schwartz, LLC, Engineering and Planning Consultants, New York, in the areas of infrastructure management, non-destructive testing, and fatigue testing.  From January 2001 through May 2005, Ms. Miceli was with Lucius Pitkin, Inc., Engineering Consultants, where Ms. Miceli’s responsibilities included Quality Assurance Manager, and Assistant Radiation Safety Officer.  Among Ms. Miceli’s duties was the supervision and performance of failure analysis investigations, fatigue testing investigations, and interfacing with government agencies on testing, regulations, and safety.  Ms. Miceli is currently in the first year of a three year term serving as a director of the American Society of Non-destructive Testing, and, in 2003, was Chairperson of the Metropolitan New York Chapter.  Ms. Miceli is a graduate of Johns Hopkins University and has a Master of Science in Materials Science and Engineering, from Virginia Polytechnic Institute.  Ms. Miceli is a member of the American Society of Metals and has published several papers on non-destructive testing of bridge components and other related subjects.

Brent M. Phares, Chief Engineer.  Dr. Phares has over 15 years of management, inspection, research, and testing experience related to bridge structures.  From October 2001 and continuing through the present, Dr. Phares has been the Associate Director for Bridges and Structures at Iowa State University.  In this position, Dr. Phares is responsible for the development and deployment of innovative bridge evaluation and techniques and for the development of applications for innovative materials in bridge engineering.  From June 2001 through October 2004, Dr. Phares served as President and CEO of MGPS, Inc., an engineering firm specializing in the evaluation of civil infrastructure based on innovative sensors and monitoring strategies.  Dr. Phares has served as a consulting Research Engineer at the Federal Highway Administration’s Nondestructive Evaluation Validation Center where he led the execution of several validation and developmental studies.  Dr. Phares is a registered professional engineer and serves as a voting member of many national and international technical committees.  Dr. Phares joined us in June 2007.

Meetings of the Board of Directors and Information Regarding Committees

There currently are no committees of the Board of Directors.

The Board of Directors held 71 meetings in 2007.  All Directors attended 100% of the meetings of the Board of Directors.

EXECUTIVE COMPENSATION

General Compensation Discussion

All decisions regarding compensation for our executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors.  All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual’s contributions to our success, any significant changes in role or responsibility, and internal equity of pay relationships.

Summary Compensation Table

Set forth below is a summary of compensation for our principal executive officer and our two most highly compensated officers other than our principal executive officer (collectively, the “named executive officers”) for our last two fiscal years. There have been no annuity, pension or retirement benefits ever paid to our officers, directors or employees.

With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment and unless expressly stated otherwise in a footnote below, none of the named executive officers received other compensation, perquisites and/or personal benefits in excess of $10,000.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert M. Bernstein, CEO, President, CFO	2007		$250,000	$-0-	$-0-	$-0-	$-0-	$-0-	$250,000
	2006		$206,500	$-0-	$180,000,000	$-0-	$-0-	$-0-	$180,206,500
Marybeth Miceli Newton, COO	2007	[9]	$52,083.33	$-0-	$-0-	$-0-	$-0-	$-0-	$52,083.33
Brent Phares, Chief Engineer	2007	[10]	$65,625	$-0-	$-0-	$-0-	$-0-	$-0-	$65,625

9  Joined us July 6, 2007.
10  Joined us June 1, 2007.

Employment Agreements

On October 1, 2006, we entered into an Employment Agreement with Robert M. Bernstein, our Chief Executive Officer, President and Chief Financial Officer, which provides certain terms and conditions with respect to Mr. Bernstein’s employment.  The Employment Agreement is for a three year term.  Under the Employment Agreement, Mr. Bernstein will be paid an annual salary of $250,000, with one year of paid severance if he is terminated without good cause prior to the expiration of the employment term.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2007 provided for or contributed to by our company.

Director Compensation

Our directors are not compensated for their services, but are entitled for reimbursement of expenses incurred in attending board of directors meetings.

Grants of Plan Based Awards

There were no grants of plan based awards made in 2007.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of December 31, 2007.

RATIFICATION OF CURRENT CAPITALIZATION

The consent of a majority of our voting shares was given to ratify the May 31, 2006 amendment to our Articles of Incorporation which made our capitalization as follows:

We are currently authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock.  The total number of shares of capital stock which we have authority to issue is 650,600,000 shares.  The number of shares of authorized Class A common stock is 600,000,000 shares and the number of authorized shares of Class B common stock is 600,000 shares.  The number of shares of authorized preferred stock is 50,000,000 shares.  Each share of our Class B common stock is entitled to 2,000 votes.

It is within the discretion of our Board of Directors to determine matters such as dividend rights or interest rates, conversion privileges, redemption prices, liquidation preferences and other rights of our preferred stock without additional stockholder approval.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

INCREASE IN AUTHORIZED SHARES OF CLASS A COMMON STOCK

The consent of a majority of our voting shares was given approving an Amendment of our Articles of Incorporation increasing the number of our authorized shares of Class A common stock (“Common Stock”) from 600,000,000 shares to 1,500,000,000 shares.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 600,000,000 TO 1,500,000,000.

Presently, the holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors.  Our Common Stock holders do not have cumulative voting rights.  Subject to preferences that may be applicable to any outstanding series of our preferred stock or which may be designated in the future, holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds.  In the event of the liquidation, dissolution, or winding up of the company, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to our shareholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.

At the present time, there are no agreements or specific plans with respect to the newly authorized shares of Common Stock.  The increase in the number of our authorized Common Stock is solely to augment liquidity, enhance corporate flexibility, ensure sufficient reserves of our Common Stock for various capital purposes, and to eliminate the need for similar amendments in the near future, which could be costly and time-consuming.  Potential uses of the newly authorized Common Stock may include equity financings or acquisition transactions.  Management of our company is not aware of any present efforts of any persons to accumulate Common Stock or to obtain control of our company, and the increase in authorized shares of Common Stock is not intended to be an anti-takeover device.

The holders of our Common Stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our Common Stock.  The amendment does not alter or modify any preemptive right of holders of our Common Stock to acquire our shares, which is denied, or effect any change in our Common Stock, other than the number of authorized shares.

In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding Common Stock caused by the issuance of the additional authorized shares will dilute the earnings per share and book value per share of all outstanding shares of our Common Stock.

The additional Common Stock to be authorized will have rights identical to our currently outstanding Common Stock.  Issuance of the Common Stock will not affect the rights of the holders of our currently outstanding Common Stock, except for effects incidental to increasing the number of outstanding shares of our Common Stock, such as dilution of the earnings per share and voting rights of current holders of Common Stock.  The amendment to our Articles of Incorporation increasing the authorized number of shares of Common Stock will be filed with the Secretary of State of Delaware on or after the twentieth day after this Information Statement is mailed to our stockholders.

REVERSE STOCK SPLIT

The consent of a majority of the voting shares was given for the approval of an amendment to our Articles of Incorporation to effect a one for 1,000 reverse stock split of our Class A common stock.

PURPOSE AND EFFECTS OF THE REVERSE SPLIT

Purposes

The primary purpose of the reverse stock split is to combine the outstanding shares of the Common Stock so that the Common Stock outstanding after the reverse split is closer to other similar companies both in number of shares outstanding and price per share.  We feel this action will benefit current shareholders by facilitating greater trading liquidity in our stock.  However, there can be no assurance that our stock will, in fact, experience greater trading liquidity after the reverse split occurs.

The closing price for our Common Stock on July 25, 2008 was $0.01 per share.  The Bulletin Board does not require any minimum share price for shares to be quoted on it.  However, we believe that such a low quoted market price per share may:

•	discourage potential new investors,
•	increase market price volatility; and
•	reduce the liquidity of our Common Stock.

We believe that the reverse stock split will increase the price at which the shares are quoted, but we cannot guarantee that this will happen or that any increased price will be maintained.

Reasons

We believe that the current per share price level of our Common Stock has reduced the effective marketability of the shares because many leading brokerage firms are reluctant to recommend low priced securities to their clients.  Some investors view low-priced securities as unattractive because of the greater trading volatility sometimes associated with these securities .  In addition, a variety of brokerage house policies and practices relating to the payment of brokerage commissions make the handling of low priced securities unattractive to brokers from an economic standpoint.  In addition, since brokerage commissions on low-priced securities are generally higher as a percentage of the stock price than commissions on higher priced securities , the current share price of the Common Stock means that stockholders are paying higher transaction costs than they would pay if the share price were substantially higher.  The relatively high commission costs also may limit the willingness of institutions to purchase the Common Stock at its current low share price.

The reverse split will also increase the number of authorized but unissued shares of Common Stock.  The increase in authorized shares will allow us to consider the possibility of other corporate needs or opportunities, such as financing transactions, possible future acquisitions, employee benefits and other corporate purposes.

For all of the above reasons, we believe the reverse stock split is in the best interests of both the Company and our stockholders.  We expect that after the reverse stock split, the Common Stock will trade at a higher price than the current market price of the Common Stock.  However, we cannot give any assurance that it will trade at 1,000 times the market price before the reverse stock split.

Effects

Effects on the stockholders

EXCEPT FOR THE MINOR EFFECT OF ROUNDING FRACTIONAL SHARES UP OR DOWN, THE REVERSE STOCK SPLIT WILL NOT AFFECT ANY STOCKHOLDER’S PROPORTIONATE EQUITY INTEREST IN THE COMPANY.

As of the date of this Information Statement, we had approximately 1,727 record holders of Common Stock, based on information received from the transfer agent.  We estimate that, after the reverse stock split, we will continue to have approximately the same number of stockholders.

A stockholder who has fewer than 1,000 shares will be entitled to receive, in lieu of a fractional share, upon written request, a cash payment a rate of $0.01 per share held.  Other fractional shares that would result from the reverse split will be rounded up or down to the nearest whole share.

Effect on holders of options, warrants, and convertible securities

Unless there is an agreement to the contrary, after the reverse stock split, the number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, Common Stock, and the per share exercise or conversion prices under those securities, will be adjusted appropriately, so that the aggregate number of shares of Common Stock that may be issued on exercise or conversion will be 1/1,000th of the number issuable before the reverse split, and the aggregate exercise or conversion prices will remain unchanged.

No appraisal rights

Delaware law does not provide dissenters’ rights as the result of a reverse stock split.  Any stockholders who object will nevertheless be bound by the decision of the majority of stockholders to approve the reverse split on the proposed terms.  Objecting stockholders will not be entitled to receive payment for their shares, and will not have any other legal rights to prevent the transaction from occurring.

Effect on the Company

The reverse split will reduce the number of shares of Common Stock that are issued and outstanding.  We are currently authorized under our Articles of Incorporation to issue 600,000,000 shares of the Common Stock.  As of the date of this Information Statement, an aggregate of 186,828,995 shares of the Common Stock were issued and outstanding.  The reverse stock split will reduce the number of issued and outstanding shares of the Common Stock to approximately 186,829 .

The par value of the Common Stock will remain at $.001 per share following the reverse stock split, and the number of shares of the Common Stock outstanding will be reduced.   As a result, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased.  The reverse stock split will not affect our retained deficit, and stockholders’ equity will remain substantially unchanged.

After the reverse stock split is completed, the per share information and the average number of shares outstanding as presented in previously issued consolidated financial statements and other publicly available information about us will be restated to reflect the reverse stock split.

If we had completed the reverse stock split on December 31, 2007, the last date for which our financial statements have been filed with the Securities and Exchange Commission, there would not have been any effect on our $73,396,581 net loss from operations for the year then ended.

Exchange Act registration

The shares are currently registered under the Securities Exchange Act of 1934.  We do not expect to deregister our shares as a result of the reverse split, and we intend to continue filing reports under that Act.

Additional effects of authorized but unissued shares

The reverse split will increased the number of authorized but unissued shares of Common Stock as a percentage of the total number of shares of Common Stock authorized.  Existing stockholders do not have any preemptive rights under the certificate of incorporation or otherwise to purchase any shares of Common Stock that we may issue.  Shares may be issued in the future that may dilute the voting power of existing stockholders, increase or decrease earnings per share and/or increase or decrease the book value per share of the shares then outstanding.

The ability of the Board of Directors to issue additional shares of Common Stock without further stockholder approval could discourage any possible unsolicited efforts to acquire control of our company.  However, the reverse split is not intended as an anti-takeover device.  Management is not aware of any third party who may currently intend to accumulate our Common Stock or to gain control of our company.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of the material federal income tax consequences of the reverse stock split to holders of our Common Stock and to us.  This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations, rulings and judicial decisions currently in effect, all of which are subject to change.  The summary does not address all aspects of federal income taxation that may apply to a stockholder because of his particular circumstances, and it does not discuss any special rules that may be applicable to some types of investors (for example, estates, trusts, individuals who are not citizens or residents of the United States, foreign corporations, insurance companies, regulated investment companies, tax-exempt organizations and dealers in securities).  The discussion assumes throughout that stockholders have held our shares of Common Stock subject to the reverse stock split as capital assets at all relevant times.  The summary does not cover the applicability and effect of any state, local or foreign tax laws on the reverse stock split, and investors should accordingly consult their own tax advisors for information about the state, local and foreign tax consequences of the transaction.

THE FOLLOWING DISCUSSION SUMMARIZING CERTAIN FEDERAL TAX CONSEQUENCES IS BASED ON CURRENT LAW.  STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

Stockholders will not recognize gain or loss from the reverse split.  Their adjusted tax basis of their new Common Stock will be the same as their adjusted tax basis in their existing Common Stock.  The holding period of new Common Stock received as a result of the reverse split will be the same as holding period for the stockholder’s existing Common Stock.

The reverse split will be a tax-free recapitalization under the Internal Revenue Code.  We will not recognize any gain or loss as a result of the reverse split.  There will not be any other material tax consequences to us from the transaction.  The tax consequences of the reverse split to our affiliates who are stockholders will be the same to those affiliates as they are to other stockholders.  There will be no material tax consequences from the reverse split to affiliates who are not stockholders.

EXCHANGE OF CERTIFICATES

When the reverse stock split is effected, we or our transfer agent will provide holders of record on the effective date of the reverse stock split with transmittal forms and instructions for exchanging their stock certificates for a new certificate or certificates representing the appropriate number of new shares of our Common Stock.  On the effective date of the reverse stock split, each certificate representing an outstanding share Common Stock will be deemed for all corporate purposes, and without further action by any person, to evidence ownership of the reduced whole number of new shares of Common Stock.

If certificates for shares of Common Stock have been lost or destroyed, we may, in our discretion, accept a properly executed affidavit and indemnity agreement of loss or destruction, in a form satisfactory to us, in lieu of the lost or destroyed certificate.  Additional instructions regarding lost or destroyed stock certificates will be included with the transmittal form and instructions sent to stockholders of record after the reverse stock split is effected.

We will send the transmittal form and instructions to stockholders of record promptly after the effective date of the reverse stock split.  Do not send in your stock certificate until you receive the transmittal form and instructions.

Stockholders will not have to pay any brokerage commissions in connection with the exchange of certificates.

NAME CHANGE

The consent of a majority of the voting shares was given to authorize an amendment to our Articles of Incorporation to effect a name change from Material Technologies, Inc. to Matech Corp.  Our Board of Directors and a majority of our shareholders believe it is in our best interests to change our name.  The Amendment to our Articles of Incorporation effecting this name change will be filed with the Secretary of State of Delaware no less than 20 days after the mailing of this Information Statement to our shareholders.

2008 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

The consent of a majority of the voting shares was given for the approval of our 2008 Incentive and Nonstatutory Stock Option Plan (the “2008 Plan”).

General

Our Board of Directors adopted the 2008 Plan on April 22, 2008.  Under the 2008 Plan, 400,000,000 shares of Common Stock have been authorized for issuance as Incentive Stock Options or Nonstatutory Stock Options.  Under the 2008 Plan, options may be granted to our key employees, officers, directors or consultants.

The purchase price of the Common Stock subject to each Incentive Stock Option shall not be less than the fair market value (as determined in the 2008 Plan), or in the case of the grant of an Incentive Stock Option to a principal stockholder, not less that 110% of the fair market value of such Common Stock at the time such option is granted. The purchase price of the Common Stock subject to each Nonstatutory Stock Option shall be determined at the time such option is granted, but in no case less than 100% of the fair market value of such shares of Common Stock at the time such option is granted.

The 2008 Plan shall terminate March 29, 2018 , and no option shall be granted after termination of the 2008 Plan.  Subject to certain restrictions, the 2008 Plan may be terminated at any time and may , from time to time, be modified or amended by the affirmative vote of a majority of the voting shares present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

As of the date hereof, all 400,000,000 options have been issued pursuant to the 2008 Plan.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS FOR FISCAL 2007

The majority shareholders ratified the appointment of Gruber & Co. LLC (“Gruber”) as our independent auditor for the fiscal year ending December 31, 2007.  Gruber was engaged by us on March 13, 2008, and has no financial interest, either direct or indirect, in us.

The following table presents fees for the professional audit services rendered by Gruber for the audit of our annual financial statements.

Audit fees	$80,000
All other fees	$0
Total fees	$80,000

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2009

The rules of the Securities and Exchange Commission (“SEC”) permit our stockholders, after notice to us, to present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by our action in accordance with the proxy rules published by the SEC.  Our 2009 annual meeting of stockholders is expected to be held on or about July 20, 2009 , and proxy materials in connection with that meeting are expected to be mailed on or about June 20, 2009 .  Proposals of stockholders that are intended to be presented at our 2009 annual meeting must be received by us no later than March 20, 2009 , in order for them to be included in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the  “Exchange Act”) requires that our Officers and Directors  and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC.  Based solely on our review of the SEC’s EDGAR database, copies of such forms received by us, or written representations from certain reporting persons, we believe that during the 2007 fiscal year, the following delinquencies occurred applicable to our Officers, Directors, and greater than 10% beneficial owners were complied with:

Name	No. of Late Reports	No. of Transactions Reported Late	No. of Failures to File
Robert M. Bernstein	3	3	-0-
William Berks	1	1	-0-
Brent Phares	2	2	-0-
Marybeth Miceli	1	1	-0-

ANNUAL REPORT

A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Information Statement and is hereby incorporated by reference into this Information Statement, including the financial statements that are part of our Annual Report.  Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, and Quarterly Report on Form 10-QSB for the periods ended March 31, 2007, June 30, 2007, and September 30, 2007 are each incorporated by reference into this Information Statement.  Additional copies of this Information Statement and/or the Annual Report, as well as copies of the Quarterly Reports may be obtained without charge upon written request to Robert M. Bernstein, Material Technologies, Inc., 11661 San Vicente Blvd., Suite 707, Los Angeles, California  90049 or on the Internet at www.sec.gov from the SEC’s EDGAR database.

By Order of the Board of Directors

/s/ Robert M. Bernstein
By:      Robert M. Bernstein, President, Chief Executive
            Officer, and Chief Financial Officer